SENTINEL GROUP FUNDS, INC.

ARTICLES SUPPLEMENTARY

SENTINEL GROUP FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:  Under a power contained in Article FIFTH of the charter (“Charter”) of the Corporation, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (“Board of Directors”) adopted resolutions classifying and designating 120,000,000 authorized but unissued shares of common stock of the Corporation, par value $0.01 per share (the "Common Stock"), without further classification or designation, as a new series of shares of Common Stock, designated Sentinel Total Return Bond Fund, which series shall consist of three classes of Common Stock, each with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of a class of a series of Common Stock as set forth in the Charter, as follows:

Sentinel Total Return Bond Fund

Classes	Number of Authorized Shares
Class A	40,000,000
Class C	40,000,000
Class I	40,000,000

SECOND:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of number of authorized shares of Common Stock is 2,940,000,000, of which 440,000,000 are shares of Common Stock without further classification or designation and 2,500,000,000 are shares of Common Stock classified and designated as follows:

Class A	Number of Shares Allocated

Sentinel Balanced Fund	40,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	75,000,000
Sentinel Conservative Allocation Fund	20,000,000
Sentinel Government Securities Fund	90,000,000
Sentinel Growth Leaders Fund	20,000,000
Sentinel International Equity Fund	20,000,000
Sentinel Mid Cap Fund	45,000,000
Sentinel Mid Cap Value Fund	40,000,000
Sentinel Short Maturity Government Fund	150,000,000
Sentinel Small Company Fund	300,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Growth Opportunities Fund	40,000,000
Sentinel Total Return Bond Fund	40,000,000

Class B	Number of Shares Allocated

Sentinel Balanced Fund	20,000,000
Sentinel Common Stock Fund	20,000,000
Sentinel Conservative Allocation Fund	10,000,000
Sentinel Small Company Fund	40,000,000

Class C	Number of Shares Allocated

Sentinel Balanced Fund	10,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	10,000,000
Sentinel Conservative Allocation Fund	10,000,000
Sentinel Government Securities Fund	20,000,000
Sentinel Growth Leaders Fund	20,000,000
Sentinel International Equity Fund	10,000,000
Sentinel Mid Cap Fund	30,000,000
Sentinel Mid Cap Value Fund	40,000,000
Sentinel Small Company Fund	50,000,000
Sentinel Total Return Bond Fund	40,000,000

Class D	Number of Shares Allocated

Sentinel Balanced Fund	20,000,000

Class I	Number of Shares Allocated

Sentinel Balanced Fund	40,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	40,000,000
Sentinel Georgia Municipal Bond Fund	40,000,000
Sentinel Government Securities Fund	40,000,000
Sentinel Growth Leaders Fund	40,000,000
Sentinel International Equity Fund	40,000,000
Sentinel Mid Cap Fund	40,000,000
Sentinel Mid Cap Value Fund	40,000,000
Sentinel Small Company Fund	170,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Growth Opportunities Fund	40,000,000
Sentinel Total Return Bond Fund	40,000,000

Class S	Number of Shares Allocated

Sentinel Short Maturity Government Fund	500,000,000

THIRD:  The shares of Common Stock described in Article FIRST above have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of the ___ day of _______, 2010.

ATTEST:                                                         SENTINEL GROUP FUNDS, INC.

_______________________                          By:__________________________

Lisa Muller                                                             Thomas P. Malone

Secretary                                                                Vice President